SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2007

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2005, Lithium Technology Corporation (“Lithium”) entered into a Securities Purchase Agreement with Cornell Capital Partners, LP (“Cornell”) pursuant to which Lithium issued a secured convertible debenture in the principal amount of $3,000,000 (the “Debenture”), with an original maturity date of October 7, 2006 and issued to Cornell five-year warrants to purchase shares of Lithium common stock (the “Warrants”). Lithium and Cornell entered into certain amendment agreements dated January 31, 2006, March 21, 2006, October 31, 2006, March 31, 2007 and April 23, 2007 (the “Amendments”). Pursuant to the April 23, 2007 amendment, the Debenture was repayable on or before July 1, 2007.

On May 30, 2007 Lithium entered into a further letter agreement with Cornell (the “Letter Agreement”). As of May 30, 2007 the principal and interest due to Cornell under the Debenture was $3,009,711.06. The Letter Agreement provided for the conversion by Cornell of $288,721.73 of the principal of the Debenture into 22,556,385 restricted shares of Lithium common stock (the “Conversion”) and the repayment by Lithium of the balance due of principal and interest owing to Cornell under the Debenture (after taking into account the Conversion) in the amount of $2,720,989.33. Upon the Conversion by Cornell and the Repayment by Lithium, no amounts are outstanding to Cornell under the Debenture and Cornell agreed to release its security interest in Lithium’s assets and return 250,000,000 shares of Lithium common stock that were pledged as security for the Debenture. In the Letter Agreement Section 3(a)(ii)(A) of the Debenture, which limited Cornell’s ownership of Lithium common stock to 4.9% of Lithium’s outstanding shares, was deleted in its entirety.

The Letter Agreement further provided that the exercise price of the 40,000,000 Warrants held by Cornell was changed from $0.0128 to $0.0328. In the Letter Agreement Lithium agreed to: (i) complete the audit of its financial statements for the years ended December 31, 2004, 2005 and 2006 by September 1, 2007 and file its required SEC periodic reporting filings by such date; and (ii) invest $3 million in capital expenses by December 31, 2007 for further capacity of its facility in Germany. In the event Lithium fails to meet either condition (i) or (ii), the exercise price of the Warrants will be reduced to $0.0128 per share.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2007

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Amir Elbaz
Amir Elbaz
Chief Financial Officer

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